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                                                                  Exhibit 5.1

                                  [LETTERHEAD]


WRITER'S DIRECT DIAL NUMBER

213-688-3698
e-mail: dficksman@loeb.com

                                   May 5, 1998


You Bet International, Inc.
1950 Sawtelle Boulevard, Suite 180
Los Angeles, California 90025


           Re:   Registration Statement on Form S-8
                 ----------------------------------

Ladies and Gentlemen:

           We are counsel to You Bet International, Inc., a Delaware corporation (the "Company"), and have assisted in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement of the Company on Form S-8 (the "Registration Statement") covering 319,000 shares (the "Shares") of the common stock of the Company, issuable pursuant to the exercise of options and warrants issued under the terms of the following contracts: (i) Agreement between the Company and Katherine Wilkins; (ii) Consulting Agreement, including Amendment and Extension thereof, between the Company and Roberto A. Kingston; and (iii) Consulting Agreement between the Company and Robert N. Weingarten.

           We have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares.

           It is our opinion that the Shares to be issued and sold by the Company pursuant to the Registration Statement will be, when sold and paid for pursuant to the terms of the Plan, validly issued, paid for and non-assessable.

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You Bet International, Inc.
May 5, 1998
Page 2

           We hereby consent to the use of our opinion as an exhibit to the Registration Statement.


                                          Sincerely,



                                          /s/ David L. Ficksman
                                          -------------------------------
                                          David L. Ficksman
                                          of Loeb & Loeb LLP